UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

June 28, 2004
Date of Report (date of earliest event reported)

HOST AMERICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-16196	06-1168423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Broadway
Hamden, Connecticut 06518
(Address of Principal Executive Offices
Including Zip Code)

(203) 248-4100
(Registrant’s telephone number,
Including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.	Changes in Control of Registrant

N/A

Item 2.	Acquisition or Disposition of Assets

N/A

Item 3.	Bankruptcy or Receivership

N/A

Item 4.	Changes in Registrant’s Certifying Accountants

a)     On June 28, 2004, J.H. Cohn, LLP (“Cohn”) replaced Carlin, Charron & Rosen, LLP (“Carlin”) as the Registrant’s Independent Registered Public Accounting Firm.  The Registrant’s Audit Committee approved and ratified the change of accountants from Carlin to Cohn.

b)     Carlin, the Independent Registered Public Accounting Firm previously was engaged to audit the Registrant’s financial statements, were replaced as auditors for the Registrant on June 28, 2004.  Carlin’s reports on the Registrant’s consolidated financial statements for each of the years ended 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope or accounting principles.  However, their report for the year ended June 30, 2002 was modified to include an explanatory paragraph which indicated substantial doubt regarding the Registrant’s ability to continue operations as a going concern.

c)     During the years ended June 30, 2002 and June 30, 2003 and the subsequent interim periods through June 28, 2004, the date of resignation, there were no disagreements with Carlin on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Carlin’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Registrant’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B.

d)      During the years ended June 30, 2002 and 2003, including the subsequent interim period through June 28, 2004, the Registrant did not consult Cohn with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

e)     The Registrant provided Carlin with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of Carlin’s letter, dated June 29, 2004, stating their agreement with such statements.

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Item 5.	Other Events

N/A

Item 6.	Resignations of Registrant’s Directors

N/A

Item 7.	Financial Statements and Exhibits

(c) Exhibits

	16	Letter from Carlin, Charron & Rosen, LLP to The Securities and Exchange Commission dated June 29, 2004

Item 8.	Change in Fiscal Year

N/A

Item 9.	Regulation FD Disclosure

N/A

Item 10.	Amendments/Waivers to the Registrant’s Code of Ethics

N/A

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

N/A

Item 12.	Results of Operations and Financial Conditions

N/A

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: July 1, 2004	By: /s/ Geoffrey Ramsey
Geoffrey Ramsey
Chief Executive Officer